Exhibit 5.1

February 14, 2013

Arrow Electronics, Inc.

7459 S. Lima Street

Englewood, Colorado 80112

Re:	Arrow Electronics, Inc.
3.00% Notes due 2018
4.50% Notes due 2023

Ladies and Gentlemen:

We have acted as counsel to Arrow Electronics, Inc., a New York corporation (the “Company”), in connection with the offer and sale by the Company of $300,000,000 aggregate principal amount of its 3.00% Notes due 2018 (the “2018 Notes”) and $300,000,000 aggregate principal amount of its 4.50% Notes due 2023 (the “2023 Notes”, and together with the 2018 Notes, the “Securities”) pursuant to the underwriting agreement, dated February 12, 2013 (the “Underwriting Agreement”) between the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein. The Securities will be issued pursuant to the Indenture, dated as of January 15, 2997 (the “Base Indenture”) between the Company and The Bank of New York Mellon (as successor to Bank of Montreal Trust Company), as Trustee (the “Trustee”), as supplemented by a supplemental indenture thereto, to be dated as of February 20, 2013, between the Company and the Trustee (as so amended and supplemented, the “Indenture”).

In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Company’s Registration Statement on Form S-3 (File No. 333-184225) filed with the Securities and Exchange Commission (the “Commission”) on October 1, 2012 (the “Registration Statement”), the prospectus, dated October 1, 2012 (the “Base Prospectus”), which forms a part of the Registration Statement, the prospectus supplement, dated February 12, 2013 (the “Prospectus Supplement”) and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (together with the Base Prospectus, the “Prospectus”), the Underwriting Agreement, the Indenture, and copies of global certificates representing the Securities. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have relied upon representations and certifications as to factual matters by officers and representatives of the Company and other appropriate persons and statements contained in the Registration Statement.

Based upon and subject to the foregoing, and subject also to the assumptions and qualifications set forth below, and having regard to legal considerations which we deem relevant, we are of the opinion that the Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, at such time as: (a) the Securities have been duly executed, authenticated and delivered in accordance with the Indenture; and (b) the Securities have been duly issued and sold as contemplated by the Registration Statement , the Prospectus and the Indenture.

The foregoing opinions are limited to matters involving the law of the State of New York. We disclaim any obligation to update anything herein for events occurring after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and its incorporation by reference into the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

Milbank, Tweed, Hadley & McCloy LLP

JHB/RBW